Exhibit 21.1

SUBSIDIARIES OF SANDERS MORRIS HARRIS GROUP INC.

	State of	Percentage	Names Under Which
Subsidiary	Organization	Ownership	Subsidiary Does Business

Sanders Morris Harris Inc.	Texas	100%	Sanders Morris Harris
			SMH Asset & Wealth
			Management
			SMH Partners
			Kissinger Financial Services
			Concept Capital
SMH Capital Advisors, Inc.	Texas	100%	Cummer/Moyers Capital
			Advisors
The Edelman Financial Center, LLC	Delaware	76%
Edelman Business Services, LLC	Delaware	100%(1)
Edelman Financial Services, LLC	Delaware	100%(1)
Leonetti & Associates, LLC	Illinois	51%
The Rikoon Group, LLC	Delaware	75%
The Dickenson Group, LLC	Ohio	50.1%
Miller-Green Financial Services, Inc.	Texas	100%
HWG Insurance Agency, Inc.	Texas	100%
SMM Corporate Management, LLC	Delaware	99% (2)
SOF Management, LLC	Delaware	100% (2)
SMH Life Science Management, LLC	Delaware	99% (2)
Signet Healthcare Partners, LLC	Delaware	50% (2)
SMH PEG Management, LLC	Delaware	62.53%(2)
SMH PEG Management II, LLC	Delaware	51.36%(2)
SMH PE Management, LLC	Delaware	98%(2)
Select Sports Group Holdings, LLC	Texas	50.5%
Select Sports Group, Ltd.	Texas	50.5%
10 Sports Marketing GP, LLC	Delaware	50%
10 Sports Marketing, LP	Delaware	64.95%
PTC GP Management, LLC	Texas	50%(2)
PTC – Houston Management, LP	Texas	42% (2)
Corporate Opportunities Fund, L.P.	Delaware	0.339%(3) (*)
Corporate Opportunities Fund
(Institutional), L.P.	Delaware	0.0629%(3) (*)
Life Sciences Opportunity Fund, L.P.	Delaware	16.4811%(4) (*)
Life Sciences Opportunity Fund
(Institutional), L.P.	Delaware	0.9901%(4) (*)
Life Sciences Opportunities Fund II, L.P.	Delaware	0.5%(5) (*)
Life Sciences Opportunities Fund II
(Institutional), L.P.	Delaware	0.5%(5) (*)
Investor Financial Solutions, LLC	California	51%
Global Financial Services, LLC	Texas	48.2%
GFS Advisors, LLC	Texas	50.1%

(1)	By The Edelman Financial Center, LLC
(2)	By Sanders Morris Harris Inc.
(3)	By SMM Corporate Management, LLC
(4)	By SMH Life Science Management, LLC
(5)	By Signet Healthcare Partners, LLC
(*)	Does not include any investment by the Company as a limited partner.